CODE OF ETHICS

August 26, 2010

This Code of Ethics (the “Code”) has been adopted by Edge Asset Management, Inc. (the
“Advisor”) effective August 26, 2010. The principal objectives of the Code are (i) to provide policies and procedures consistent with applicable law and regulation, including Rule 17j-1 under the Investment Company Act of 1940, as amended, and Rule 204 A-1 under the
Investment Advisers Act of 1940, as amended, and (ii) to prevent conflicts of interest or the appearance of such conflicts including activities related to personal securities transactions or engaging in outside business activities.

Access Persons of the Advisor are also subject to the Principal Financial Group Corporate Code of Ethics, which can be found at the Inside the Principal ® intranet site. Access Persons are also subject to additional policies including but not limited to insider trading, proprietary and confidential information, and information barriers.

The maintenance and accuracy of this Code is the responsibility of the Chief Compliance Officer of the Advisor. However, all Access Persons have the responsibility for observing and complying with the Code on a day-to-day basis. Access Persons with questions regarding this
Code are strongly urged to consult with the Compliance Department should they have any questions about the Code or its content.

	TABLE OF CONTENTS

I.	Policy Highlights	3
II.	General Principles	4
A.	Shareholder and Client Interests Come First
B.	Avoid Actual and Potential Conflicts of Interest
III.	Definition of Terms	4
IV.	Personal Securities Transactions	6
A.	Prohibited Conduct
B.	Restrictions and Limitations on Personal Securities Transactions
C.	Exempt Securities
D.	Exempt Transactions
E.	Pre-Clearance Requirement
V.	Reporting Requirements	11
A.	Report of Transactions & Holdings
B.	Responsibility to Report
C.	Where to File Report
D.	Responsibility to Review
VI.	Insider Trading	13
VII.	Confidentiality	13
VIII.	Anti-Money Laundering	14
IX.	Service as a Director and Outside Business Activities	14
A.	Approval to Serve as a Director
B.	Approval to Engage in Outside Business Activity
X.	Gifts & Entertainment	15
A.	Gifts Given
B.	Gifts Received
C.	Exceptions
D.	Entertainment
XI.	Exemptions	16
A.	Exempt Access Persons
B.	Requests for Exemption
XII.	Copyright Laws
XIII.	Media Relations & Third Party Inquires	17
XIV.	Reporting Violations	17
XV.	Sanctions	17
XVI.	Reports and Certifications of Adequacy	17
XVII.	Client Notification	18
XVIII.	Access Person Training and Certification	18

2

I. Policy Highlights

The Code is designed to ensure that all applicable acts, practices and courses of business engaged in by Access Persons (all capitalized terms are defined herein) are conducted in accordance with the highest possible standards, and to prevent conflicts of interest or even the appearance of conflicts by Access Persons when conducting their personal trading and other business activities.
This section sets forth selected rules that frequently raise questions. This is by no means a comprehensive list of all the applicable rules and requirements. Access Persons must examine the specific sections of the Code for more details and are strongly encouraged to consult applicable policies and procedures or the Advisor’s Compliance Department when questions arise:

·	All Personal Securities Transactions must be pre-cleared through the Compliance
Department, unless specifically exempted by the Code.

·	Access Persons are required to have duplicate account statements and trade confirmations sent to the Advisor’s Compliance Department for any Covered Account in which the
Access Person(s) may obtain Beneficial Ownership of a Covered Security.

·	Access Persons are required to report new Covered Accounts within 30 days after the calendar quarter end.

·	Affiliated Mutual Funds are exempt from pre-clearance requirements of the Code but are subject to its holding and reporting requirements.

·	Purchases and sales of shares in money market funds are exempt from the pre-clearance, holding period and reporting requirements of the Code.

·	Exchange traded funds (“ETFs”) and closed-end mutual funds must be pre-cleared and are subject to all holding and reporting requirements.

·	Access Persons are prohibited from acquiring any equity or fixed income security in an initial public offering (“IPO”) or secondary public offering.

·	Limited offerings (e.g., private placements) must be pre-approved by the Advisor’s
Compliance Department.

·	Outside business activities, including service as a director or trustee of a company, must be pre-approved by the Chief Compliance Officer, or its designee.

·	Access Persons may not sell Covered Securities under any circumstances unless they have been held for at least 30 days and they may not be sold at a profit until at least 60 calendar days from the purchase trade date.

·	An Access Person may not repurchase any security it has sold within the previous 30 days and may not repurchase such security within the previous 60 days if the purchase price is lower than any sale price within the 60-day period.

·	No Access Person may purchase or sell a Covered Security for a period of 7 calendar days before and after the Covered Security has been traded on behalf a client account.

· Access Persons are required to submit an Initial Holdings Report within ten days of becoming an Access Person, Quarterly Transactions Reports, Annual Holdings Reports
and Certifications of Compliance.

II. General Principles

A. Shareholder and Client Interests Come First

Access Persons of the Advisor must comply with all applicable federal securities laws.
This Code is designed to assist Access Persons in fulfilling their regulatory and fiduciary duties.

Every Access Person owes a fiduciary duty to each of the Advisor’s clients and their shareholders. Access Persons must always recognize the needs and interests of the
Advisor’s clients and be certain that, at all times, the interests of the Advisor’s clients are considered ahead of any personal interest.

B. Avoid Actual and Potential Conflicts of Interest

The restrictions and requirements of the Code are designed to prevent behavior which actually or potentially conflicts, or raises the appearance of an actual or potential conflict, with the interests of the Advisor’s clients. It is imperative that the Personal Securities
Transactions of Access Persons are conducted in a manner consistent with both the letter and spirit of the Code to avoid any such conflict of interest and to prevent abuse of an
Access Person’s position of trust and responsibility.

III. Definitions

“Access Persons” shall include all of the Advisor’s supervised persons including any director, officer, partner, employee or other related person as designated by the Firm who are:

i.	Supervised personnel and have access to:
	a.	Nonpublic information regarding any purchase or sale of securities by any client of the Advisor; or

	b.	Nonpublic information regarding the portfolio holdings of any account the
Advisor manages.

ii.	Any person who is involved in making securities recommendations to clients or has access to such recommendations that are nonpublic.

iii	Any other persons falling within such definition under Rule 17j-1 under the
Investment Company Act of 1940 or Rule 204A-1 under the Investment Adviser Act of 1940.

iv.	Any person who primarily works within the main office of the Advisor.

All employees of the Advisor are deemed to be Access Persons under this Code, unless designated by the Chief Compliance Officer to be an Exempt Access Person.

“Affiliated Mutual Funds” shall include a series of open-end investment companies that are advised or sub-advised by the Advisor as well as those funds within Principal Funds, Inc. and
Principal Variable Contracts Fund, Inc. (collectively, the “Principal Funds”) that are not sub-
advised by the Advisor.

“Beneficial Ownership” shall include an Access Person having beneficial interest of securities held in an account in the name of: (1) the individual; (2) a husband, wife or minor child; (3) a relative sharing the same house; (4) another person if the Access Person (i) obtains benefits substantially equivalent to ownership of the securities; (ii) can obtain ownership of the securities immediately or at some future predetermined time; or (iii) can have investment discretion or otherwise can exercise control.

“Code of Ethics Review Committee” consists of the Advisor’s Chief Compliance Officer, and
President (or chief executive officer). The purpose of the committee is to: (1) review and consider requests by Access Persons for relief or exemption from any restriction or requirement of this Code; (2) consider requests by Access Persons to serve as a director of an unaffiliated organization or engage in outside business activities which may represent a potential conflict with their employment with the Advisor; (3) determine appropriate sanctions to be imposed upon
Access Persons determined to have committed a material violation of this Code; and (4) discuss and review other matters related to this Code as deemed appropriate by the Chief Compliance
Officer.

“Covered Accounts” shall include any account in which an Access Person has or acquires any direct or indirect Beneficial Ownership in a security held in the account. Common examples of accounts representing Beneficial Ownership include joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations. Any uncertainty as to whether an account represents a Covered Account should be brought to the attention of the
Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of “beneficial owner” found in Rules 16a-1(a)(2) and (5)
promulgated under the Securities Exchange Act of 1934.

“Covered Securities” shall include all securities, any option or future to purchase or sell, and any security convertible into or exchangeable for such securities. For example, Covered Securities also include, but are not limited to, individual securities, open-end mutual funds, ETFs, closed-
end funds and unit investment trusts. Exemption from certain requirements of the Code may apply to designated Covered Securities, as set forth below. In addition, certain securities, such as money market funds, are exempt from the definition of “Covered Security” as explained in the
Code.

“Exempt Access Person” shall mean any Access Person who has received a written exemption from the Chief Compliance Officer from the restrictions and requirements of sections IV, V and
XI of this Code. Exempt Access Persons are subject to all other sections of the Code. Generally,

Exempt Access Persons may be temporary or part-time employees, or contractors without access to applicable confidential information.

“Insider Access Person” shall mean any employee of Edge or an affiliate located at Edge who, in the regular course of their business activities, has access to certain non-public proprietary information related to the Principal Funds not sub-advised by Edge.

“Investment Personnel” shall mean any employee who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities, or anyone who, in connection with their job functions, has real-time knowledge of such recommendations or supervises of those making recommendations regarding the purchase or sale of securities. This includes, but is not limited to, portfolio managers, research analysts, and personnel in the trading department, among others.

IV. Personal Securities Transactions

A. Prohibited Conduct

No Access Person shall buy or sell any Covered Security, with the exception of those described in sub-section C. below (referred to herein as a "Personal Securities
Transaction") unless:

1.	Pre-clearance approval of the transaction has been obtained from the Compliance
Department; and
2.	The transaction is reported to the Compliance Department in accordance with the requirements below.

B. Restrictions and Limitations on Personal Securities Transactions

Except where otherwise indicated, the following restrictions and limitations govern
Personal Securities Transactions:

1.	Covered Securities purchased may not be sold until at least 30 calendar days from the purchase trade date and may not be sold at a profit until at least 60 calendar days from the purchase trade date. Covered Securities sold may not be repurchased until at least 30 calendar days from the sale trade date. In addition,
Covered Securities sold may not be purchased at a lower price until at least 60 calendar days from the sale trade date. A violation may result in disgorgement of all profits from the transactions as well as other possible sanctions.

2.	Affiliated Mutual Funds (excluding money market funds), whether purchased in a brokerage account, directly through a transfer agent or in a 401(k) or other retirement plan, may not be sold, redeemed or exchanged until at least 60 calendar days from the purchase trade date. They may not be repurchased until at least 60 calendar days from the sale trade date. Investment Personnel may not sell,

redeem or exchange Affiliated Mutual Funds until at least 90 calendar days from the purchase trade date and are subject to the repurchase restrictions above.

3.	No opening transactions in options or futures may be executed if the expiration date is less than 60 calendar days from the date the transaction was executed. No option or future position may be closed at a loss prior to 30 calendar days or at a profit less than 60 calendar days after the transaction was executed.

4.	No Access Person may acquire any equity or fixed income security in an initial public offering (“IPO”) or secondary public offering.

5.	Access Persons shall obtain approval from the Compliance Department prior to the acquisition of securities issued pursuant to a "private offering" (as that term is generally recognized as an exemption from registration under Section 4(2) of the
Securities Act of 1933) ("Private Offering Security") in which they, their families
(including those immediate family members sharing the same household as the
Access Person) or trusts of which they are trustees or in which they have a beneficial interest are parties. The Compliance Department shall promptly notify the person of approval or denial for the transaction. Notification of approval or denial for the transaction may be given verbally; however, it shall be confirmed in writing within 72 hours of verbal notification. In reviewing the request, the
Compliance Department shall consult with the President, the Chief Compliance
Officer and the applicable Asset Class Heads or Chief Investment Officer, and
shall take into account, among other factors, whether the investment opportunity should be reserved for the Advisor’s clients, and whether the opportunity is being offered to such person as a result of his or her position with the Advisor.
Investment Personnel who are Beneficial Owners of any Private Offering Security
shall be required to disclose such ownership to the Compliance Department prior to making any recommendation regarding the purchase or sale of the Private
Offering Security by a client or participating in the determination of which recommendations shall be made to a client. Under such circumstances, the
Advisor's decision to purchase the Private Offering Securities shall be subject to an independent review by Investment Personnel with no personal interest in the
Private Offering Securities.

6.	No purchase or sale transaction may be made in any Covered Security by an
Access Person for a period of 7 calendar days before or after that Covered
Security is purchased or sold by any client account. Any profits realized on these trades may be subject to disgorgement.

7.	No Access Person shall purchase or sell any Covered Security, which to their knowledge at the time of such purchase or sale is being considered for purchase or sale by a client account.

8.	If a Personal Securities Transaction is not executed on the day pre-clearance approval is granted, it is required that pre-clearance approval be obtained again on the subsequent day (i.e., open orders, such as limit orders, good until cancelled orders and stop-loss orders, must be pre-cleared each day until the transaction is effected).

9.	Access Persons shall not participate in investment clubs.

C. Exempt Securities

1.	The following securities are exempt from: (i) the pre-clearance requirement of
Section IV. sub-section A; (ii) the holding period and other restrictions of this
Section IV. sub-sections B. 1, 2, 7 and 8; and (iii) the initial, quarterly and annual reporting requirements of Section V. sub-sections A.1, 2 and 3. Accordingly, it is not necessary to obtain pre-clearance approval for Personal Securities
Transactions in any of the following securities, nor is it necessary to report such securities in the Quarterly Transactions, Initial Holdings or Annual Holdings
Reports:
	a)	Direct obligations of the United States Government[1] ;
	b)	Bank Certificates of Deposit;
	c)	Bankers' Acceptances;
	d)	Commercial Paper;
	e)	High Quality Short-Term Debt Instruments (which for these purposes are repurchase agreements and any instrument that has a maturity at issuance of fewer than 366 days that is rated in one of the two highest categories by a Nationally Recognized Statistical Rating Organization);
	f)	Shares held in money market funds;
	g)	Shares held in open-end Mutual Funds other than Affiliated Mutual
Funds[2] .

2.	Transactions in redeemable Unit Investment Trusts are exempt from the holding period restrictions contained in this Section IV., sub-section B.1. and the pre-
clearance requirement of Section IV., sub-section A., but are subject to the initial, quarterly and annual reporting requirements reporting requirements of Section V., sub-section A.

3.	Shares of Affiliated Mutual Funds are exempt from the pre-clearance requirement of this Section IV, sub-section A, but are subject to the initial, quarterly and annual reporting requirements of Section V., sub-section A., and the holding period restrictions contained in Section IV, sub-section B.2. ETFs and closed-end funds must be pre-cleared and are subject to all other holding and reporting requirements.

[1] Includes securities that carry full faith and credit of the U.S. Government for the timely payment of principal and interest, such as Ginnie Maes, U.S. Savings Bonds, and U.S. Treasuries.
[2] Includes purchases of applicable 529 plans which may technically represent municipal securities but for which the underlying investment options are limited to open-end mutual funds or securities designed to mirror the structure of open-end mutual funds.

4.		Affiliated Mutual Fund transactions that are made through an automated systematic purchase/redemption plan are exempt from the pre-clearance requirement of this Section IV, sub-section A, and the holding period restrictions contained in Section IV, sub-section B.2., but are subject to the initial, quarterly and annual reporting requirements of Section V., sub-section A

5.		Notwithstanding anything to the contrary within the Code, securities that are not eligible for purchase or sale by the Advisor are exempt from pre-clearance requirement of Section IV. subsection A. (except to the extent they are acquired in an IPO, secondary offering or private placement), and from the holding period restrictions contained in this Section IV., sub-sections B.1., but are subject to initial, quarterly and annual reporting requirements of Section V., sub-section A.

D. Exempt Transactions

1.		The transactions listed below are exempt from the pre-clearance requirements of this Section IV., sub-sections A., but are subject to the quarterly reporting requirements of Section V., sub–section A.2.:
	a)	Purchases which are part of an automatic dividend reinvestment plan.
	b)	Purchases or sales which are non-volitional on the part of the Access
Person.
	c)	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.
	d)	Maturity of a fixed income security.

2.		All Access Persons wishing to directly participate in or obtaining Beneficial
Ownership through an issuer’s automated direct stock purchase plan or an employee stock purchase plan must submit a memorandum to the Compliance
Department stating the name of the security and the amount to be invested, in frequency of the transactions, the method of payment (i.e. ACH, bank wire drafts etc.) and the institution where the transaction will be processed. Please note that only automatic purchases may be approved under this provision. Upon review, the
Compliance Department will approve or decline the investment plan in writing.
Once approved all subsequent trades made in conjunction will be considered approved unless otherwise notified by the Compliance Department. However, any change made to the security, purchase amount, or frequency will be considered a deviation from the approved investment plan and will require subsequent pre-approval. Automated systematic purchases under an issuer’s direct stock purchase plan or employee stock purchase plan that adhere to the above reference provisions are exempt from the restrictions contained in this
Section IV, sub-sections B.1., B.6. and B.7., but are subject to all other provisions including initial, quarterly and annual reporting requirements. Please note that these provisions are applicable to purchase only. Liquidations from a direct stock purchase plan or employee stock purchase plans must adhere to standard requirements.

3.	Access Persons are permitted to make regular purchases in Covered Securities when participating in an employer-sponsored 401(k) plan, for which the Access
Person is making automatic payroll deductions. Such purchases are exempt from the pre-clearance requirement of Section IV., sub-section A and the holding requirements of Section IV. sub-sections B. 1, 2, 6 and 7. Unless specifically exempted in the Code, any sell transactions in Covered Securities within a 401(k)
plan are subject to the pre-clearance requirement of Section IV. sub-section A.
The initial, quarterly and annual reporting requirements of Section V. sub-section
A apply.

4.	All Non-Investment Personnel wishing to establish a non-controlled/non-
volitional account must submit a written request to and receive approval from the
Advisor’s Chief Compliance Officer prior to the establishment of the account.
Each account request will be reviewed on a case-by-case basis and written approval will be provided by the Chief Compliance Officer. Once the account is established, the Access Person will be exempt from the pre-clearance requirements of Section IV. sub-section A. and the holdings requirements of
Section IV. subsections B. 1, 2, 6 and 7. However the Access Person will be subject to the reporting requirement outlined in Section V., sub-section A., as well as completing, on a quarterly basis, a Non-Controlled Account/Non-Volitional
Transaction Certification. Investment Personnel are not permitted to establish non-controlled/non-volitional accounts.

E. Pre-Clearance Requirement

1.	Personal Securities Transactions

The Compliance Department will process Personal Securities Transaction requests daily at 8:30 AM and 10:30 AM, and will notify the Access Person whether the request has been approved or denied. If a Personal Securities
Transaction request is approved, the specified transaction must be completed prior to the close of business on the day the request was approved. Any transaction not completed prior to the close of business will require a new approval.

Personal Securities Transaction Approval Process

Access Persons are required to obtain pre-clearance approval of a Personal
Securities Transaction by completing a Confidential Personal Securities
Transaction Request Form and receiving an approval email of their transaction request from the Advisor’s Compliance Department. Access Persons are required to complete the following information on the Confidential Personal Securities
Transaction Request Form: trade date, security name, trading symbol, security type, transaction type, and identification of any known conflicts of interest.

Insider Access Persons must also obtain pre-approval from PGI Compliance in addition to approval from Edge Compliance Department prior to executing personal securities transactions.

2. Factors Considered in Pre-Clearance of Personal Securities Transactions

In reviewing any Personal Securities Transaction for pre-clearance, the following factors, among others, will generally be considered:

· Whether the purchase or sale transaction of the Covered Security by the
Access Person: (i) is being considered for purchase or sale by a client account;
or (ii) is being purchased or has been sold by a client account.
· Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales already in process or purchases or sales which are being considered on behalf of any client account.
· Whether the transaction is conducted in a manner that is consistent with the
Code to avoid impropriety or conflicts of interest.

In addition to the requirements set forth in the Code, the Advisor’s Compliance
Department and/or, if applicable, designated Portfolio Manager, in keeping with the general principles and objectives of the Code, may refuse to grant pre-
clearance of a Personal Securities Transaction if it is determined that it may present a conflict of interest.

V. Reporting Requirements

A. Report of Transactions & Holdings
Under the Code, Access Persons are subject to several reporting requirements. At the beginning of their employment, or upon determination of being an Access Person, each
Access Person is required to complete an Initial Holdings Report. Access Persons are also required to complete Quarterly Transactions Reports and an Annual Holdings Report
& Certification of Compliance. It is the responsibility of each Access Person to submit their reports to Compliance in a timely manner. Compliance will notify Access Persons of their quarterly and annual reporting obligations under the Code.

At the beginning of their employment or upon determination of being an Access Person, each Access Person shall immediately provide to the Compliance Department duplicate copies of all periodic statements issued by Covered Accounts and arrange for future statements to be provided to the Compliance Department.

1. Initial Holdings Report

Not later than 10 days after becoming an Access Person, he or she must provide an Initial Holdings Report to the Advisor’s Compliance Department, (which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person), disclosing:

(i) All Covered Securities, including Affiliated Mutual Funds and
Private Offering Securities beneficially owned by the Access Person, listing the title and type of the security, and as applicable the exchange ticker symbol or CUSIP number, number of shares held, and principal amount of the security.

(ii) The name of the broker, dealer, bank or financial institution where the Access Person maintains a Covered Account.

(iii) The date the report is submitted by the Access Person.

2.	Quarterly Transactions Reports

Access Persons must submit Quarterly Transactions Reports within 30 calendar days after the end of each calendar quarter. Any new brokerage account, or any account opened for the purchase of Affiliated Mutual Funds must also be reported within 30 calendar days after the end of each calendar quarter.
All Personal Securities Transactions in Covered Securities, and all securities transactions in Affiliated Mutual Funds must be reported in the next quarterly transaction report for the quarter in which the transaction was effected. Please note that there are only two exceptions: the first one is for Access Persons who are providing the Advisor’s Compliance Department with duplicate copies of all periodic statements issued by Covered Accounts, and who only need to report their sell transactions in their quarterly transaction reports. The second exception is for Access Persons with non-controlled/non-volitional accounts who are also providing the Compliance Department with duplicate copies of all periodic statements issued by Covered Accounts and who do not have to report any of these account transactions in the quarterly transaction report after the transaction was effected. The quarterly report shall contain the following information:

(i) The date of the transaction, the title and type of the security, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date (if applicable), number of shares and principal amount of each security involved.

(ii) The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition).

(iii) The price at which the purchase or sale was effected.

(iv) The name of the broker, dealer, bank or other financial institution with, or through which, the purchase or sale was effected.

(v) The date the report was submitted to the Advisor’s Compliance
Department by such person.

3. Annual Holdings Report & Certification of Compliance

The Annual Holdings Report & Certification of Compliance requires all Access
Persons to provide an annual listing of holdings of:

(i) All Covered Securities beneficially owned, including all Affiliated
Mutual Funds (excluding money market accounts), listing the title and type of the security and as applicable the exchange ticker, symbol or CUSIP number, number of shares held, and principal amount of the security as of December 31 of the preceding year.

(ii) The name of any broker, dealer, bank or financial institution where the account(s) in which these Covered Securities were maintained, as of December 31 of the preceding year.

(iii) The date the report is submitted. This report must be provided no later than 30 calendar days after December 31 each year.

B. Responsibility to Report
The responsibility for reporting is imposed on each Access Person required to make a report.

C. Where to File Report
All reports must be filed by Access Persons with the Advisor’s Compliance Department.

D. Responsibility to Review
The Advisor’s Compliance Department will review in a timely manner all initial, quarterly and annual reports submitted by Access Persons, as well as all duplicate account statements and trade confirmations to verify that Access Persons have complied with the pre-clearance, holding and reporting requirements of this Code.

VI. Insider Trading

The Advisor has developed policies and procedures to detect and prevent insider trading. The
Advisor seeks to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in the Advisor by its clients is something it values and endeavors to protect. To further that goal, procedures have been implemented to deter the misuse of material, nonpublic information in securities transactions. Please see the document entitled Policies and Procedures of the Advisor Designed To Detect and Prevent
Insider Trading for a complete explanation of the policy.

VII. Confidentiality

No Access Person shall disclose portfolio holdings information, investment recommendations or pending securities transactions or non public portfolio holdings to any third party unless such parties have agreed in writing, or are legally obligated, to maintain the confidentiality of the information and to refrain from using such information to engage in securities transactions.
Edge has taken steps to ensure confidential information is appropriately safeguarded. Such safeguards would include but are not limited to restrictions on Access Person personal trading activity, restricted treatment and access to client information, and establishment and enforcement of a portfolio holdings disclosure policy. Additionally, access to confidential information including both soft and hard copy files are generally limited and information is maintained in secure locations.

VIII. Anti-Money Laundering

All Access Persons must recognize the importance of guarding against the use of client accounts for money laundering activities. The Advisor has adopted policies to conduct business in a manner consistent with all applicable requirements of the Bank Secrecy Act as such pertains to its business.

IX. Service as a Director and Outside Business Activities

A. Approval to Serve as a Director

No Access Person may serve as a director or trustee on the board of any organization, partnership, corporation or non-profit agency without prior approval from the Chief
Compliance Officer or its designee. An Access Person may obtain approval to serve as a director or trustee by submitting a written request to the Compliance Department. If such approval is granted, it may be subject to the implementation of information barrier procedures or additional restrictions and it is the responsibility of the Access Person to notify Compliance immediately if any conflict or potential conflict of interest arises in the course of such activity. If it is determined that such service would create a conflict of interest and the request is therefore denied, the determination may be reviewed and confirmed by the Code of Ethics Committee.

B. Approval to Engage in Outside Business Activities

No Access Person may engage in any outside business activity without prior approval of the Compliance Department. An outside business activity is generally considered any activity, including but not limited to employment, consulting, contracting or otherwise providing services for direct or indirect compensation. An Access Person may obtain approval to engage in an outside business activity by submitting a written request to the
Compliance Department. If such approval is granted, it may be subject to the implementation of information barrier procedures or additional restrictions and it is the responsibility of the Access Person to notify Compliance immediately if any conflict or potential conflict of interest arises in the course of such activity. If it is determined that such activity would create a conflict of interest and the request is therefore denied, the determination will be reviewed and confirmed by the Code of Ethics Review Committee.

X. Gifts & Entertainment

A. Gifts Given

No Access Persons may give gifts in excess of $100 per person per year to any client, prospective client or any entity that does business with the Advisor without prior approval from the President (or chief executive officer) and Chief Compliance Officer.
Access Persons are required to promptly report to the Compliance Department gifts given that are not promotional items of nominal value.

B. Gifts Received

No Access Person shall accept directly or indirectly anything of value, including gifts and gratuities, in excess of $100 per year from a client, prospective client, or any entity that does business with the Advisor, not including occasional meals or tickets to theater or sporting events or other similar entertainment that is neither excessive nor frequent.
Client entertainment expenses generally are not considered gifts if: (i) Firm personnel are present; (ii) a Firm client is present; and (iii) the entertainment is not so regular or frequent that it creates the appearance of impropriety.

Unless reporting is specifically exempted by the Code Access Persons are required to promptly report to the Compliance Department:

· Any gift received.

· Any entertainment received.
· Any meal or meals received in a calendar year in aggregate are valued in excess of $300.

No Access Person may solicit gifts from anyone in return for any business, service or confidential information.

No Access Person may give or accept cash gifts or cash equivalents from a client, prospective client, or any entity that does business with the Advisor. Access Persons are also subject to Principal Financial Group’s Gifts & Gratuity Policy.

C. Exceptions

No prior approval or reporting is required for gifts given or received as described below, and does not count toward the $100 limit on individual gifts.

· Personal gifts (wedding, birthday, etc.) provided (i) the Access Person pays for the gift with his or her own money; and (ii) the gift is not related to the
Advisor’s business (i.e. would the Access Person otherwise give the gift or receive the gift if there were no business relationship?).

· Promotional materials (logo golf balls, pens, etc.) of nominal value (under $50 in approximate value).

· Personal political contributions whereby Access Persons support the political candidates of their choice, independent of any influence from the Company or any of its executives.

D. Entertainment

If the third party hosting the entertainment is not present and the Access Person attends the event, the entertainment is considered a gift subject to the Gifts Received requirements. Entertainment may be acceptable if accompanied by third party hosting the entertainment and prompt notification is provided to the Compliance Department.

Entertainment must not be lavish or so excessive as to appear to unduly influence the judgment of the Access Person or of the client or prospect, or otherwise appear improper under these requirements. There is no specific dollar amount that represents “lavish or excessive entertainment” and must be determined on a case-by-case basis.

XI. Exemptions

A. Exempt-Access Persons

The Advisor’s officers, directors, employees and other related persons are presumed to be
Access Persons subject to this Code. However, certain persons, such as certain officers and directors of the Advisor, as well as other persons such as temporary or part-time employees, often do not have actual access to nonpublic information regarding portfolio holdings or investment recommendations. In cases where the Chief Compliance Officer determines that a presumed Access Person does not have access to nonpublic information with respect to portfolio holdings, transactions, or securities recommendations and is not involved in the recommendation process, the Chief Compliance Officer may declare such person to be an Exempt Access Person and therefore not subject to Sections IV, V and IX of this Code.

B. Requests for Exemption

In special circumstances, an Access Person may request and obtain relief or an exemption from any restriction, limitation or procedure contained herein this Code. The Access
Person shall submit a written request for an exemption to the Compliance Department for initial review. The Compliance Department shall forward the request to the Code of
Ethics Review Committee with its recommendation to approve or deny the request. The
Committee will consider the request and make a final determination to approve or deny
it. Such determination will be communicated to the Access Person by the Compliance
Department in writing.

XII. Copyright Laws

All Access Persons must adhere to all copyright laws. Copyright is a protection that covers published and unpublished articles or other forms of expression, meaning the law grants the creator the exclusive right to reproduce, and distribute. Article regarding any of our personnel or our business that have been published may not be reproduced without the creator’s approval because he owns the exclusive rights which means he is the only one who can reproduce and distribute the materials. Please contact the Compliance Department with any questions in regards to Copyright Laws.

XIII. Media Relations & Third Party Inquiries

Given the sensitive nature of media inquiries in general, it is necessary that all Access Persons refrain from responding to media or third party inquires without consulting with applicable management. An Access Person should refer the Firm’s policies and procedures to determine an appropriate response.

XIV. Reporting Violations

All Access Persons are required to promptly report any violation of the Code of Ethics they become aware of to the Compliance Department.

XV. Sanctions

All violations of this Code will be reported promptly to the Chief Compliance Officer. If the
Chief Compliance Officer determines a violation to be material, the Chief Compliance Officer shall forward the reported violation and such determination to the Code of Ethics Review
Committee. Upon review, the Committee may impose such sanctions as they deem appropriate, including a reprimand (orally or in writing), disgorgement, monetary fine, demotion, suspension or termination of employment and/or other possible sanctions. All material violations of this
Code and any sanctions imposed with respect thereto shall be reported to the Advisor’s Board of
Directors.

XVI. Reports and Certifications of Adequacy

On an annual basis, the Advisor’s Chief Compliance Officer shall provide a report to management, which includes the following:

· A statement that the Code of Ethics procedures have been designed to prevent Access
Persons from violating the Code.
· A summary of any changes in procedures made during the past year.
· Identification of any violations that required significant remedial action during the past year.
· Identification of any recommended changes based upon the Advisor's experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

XVII. Client Notification
The Advisor shall provide a revised version of the Code within 60 days of adopting any material revisions or within 60 days of implementing any material revisions of the Code if such revisions have been implemented by the Advisor prior to formal adoption to all clients of the Advisor that have requested notification associated with material changes to the Code.

XVIII. Access Person Training and Certification

All new Access Persons will receive training on the policies and procedures of this Code. New
Access Persons are required to provide a written certification attesting to their understanding of, and their agreement to abide by the terms of this Code. In addition, Access Persons are required to certify annually or at any time they receive amendments to this Code that: (i) they have read and understand the terms of the Code and recognize the responsibilities and obligations incurred by their being subject to the Code; and (ii) they are in compliance with the requirements of the
Code.

*****

This Code of Ethics was formally adopted by the Board of Directors of Edge Asset Management,
Inc. on August 26, 2010. Previous versions were approved: January 1, 2007, July 21, 2005,
February 1, 2005 and May 14, 2002.

CERTIFICATION PURSUANT TO THE
CODE OF ETHICS
OF
EDGE ASSET MANAGEMENT, INC.

I hereby acknowledge receipt of the Code of Ethics of Edge Asset Management, Inc. dated
August 26, 2010 (the “Code”). I hereby certify that I have read the Code in its entirety and recognize that I am subject to it as an Access Person. Furthermore, I hereby certify that I am aware of and understand my responsibilities and obligations as an Access Person and agree to abide by the Code for as long as I am deemed to be an Access Person of Edge Asset
Management, Inc.

___________________________________________________
Signature

___________________________________________________
Print Name

___________________________________________________
Date